Exhibit 107

Calculation of Filing Fee Tables

Form S-3

XWELL, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Previously Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	30,440,060 (2)	$0.92(3)	$28,004,855.20	$0.0001531	$4,287.54
Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	62,003,579	$0.7502(4)	$46,511,984.62	$0.0001531	$7,120.98

					Carry Forward Securities
Carry Forward Securities

		Total Offering Amounts				$28,004,855.20		$4,287.54
		Total Fees Previously Paid				$46,511,984.62		$7,120.98
		Total Fee Offsets
		Net Fee Due						$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock, par value $0.01 per share (the “Common Stock”), as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Represents an aggregate of 30,440,060 shares of Common Stock issuable upon the conversion of shares of Series G convertible preferred stock (the “Preferred Stock”), upon exercise of certain warrants, and issuable as dividends to the holders of the Preferred Stock, based on the Company’s reasonable good-faith estimate of the number of Dividend Shares to be issued, if any.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on June 17, 2025, which such date is within five business days of the filing of this Amendment No. 3 to the registration statement, of $0.92 per share

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on April 22, 2025, which such date is within five business days of the filing of Amendment No.1 to the registration statement on April 29, 2025, of $0.7502 per share